Exhibit 15.0


                     ACKNOWLEDGEMENT OF INDEPENDENT AUDITORS


The Board of Directors and Audit Committee
PrivateBancorp, Inc.


We are aware of the incorporation by reference in the following Registration Statements of our report dated May 14, 2003 relating to our review of the unaudited consolidated interim financial statements of PrivateBancorp, Inc. as of and for the three month period ended March 31, 2003 that is included in its Form 10-Q for the quarter ended March 31, 2003:

o        Registration Statement on Form S-3 (File No. 333-104779)

o Registration Statement (Form S-8 No. 333-104807) pertaining to the PrivateBancorp, Inc. Incentive Compensation Plan and the
         PrivateBancorp, Inc. Deferred Compensation Plan

o Registration Statement (Form S-8 No. 333-43830) pertaining to the PrivateBancorp, Inc. Amended and Restated Stock Incentive Plan and the PrivateBancorp, Inc. Savings and Retirement Plan (formerly known as The PrivateBank and Trust Company Savings and Retirement Plan)

o Registration Statement (Form S-8 No. 333-88289) pertaining to the PrivateBancorp, Inc. Amended and Restated Stock Incentive Plan


                                               /s/ Ernst & Young LLP

Chicago, Illinois
May 14, 2003